UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2009 (June 12, 2009)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 12, 2009, at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Avis Budget Group, Inc. 2007 Equity and Incentive Plan (the “2007 Plan”).  As a result:

•
the number of shares of the Company’s Common Stock authorized for issuance under the 2007 Plan has been increased by 4,500,000 shares, increasing the total number of shares of the Company’s Common Stock authorized for issuance pursuant to the 2007 Plan from 8,000,000 to 12,500,000;

•	“total stockholder return” and “share price” have been added as performance goal criteria; and

•
the Change in Control provisions have been revised to provide for the acceleration of awards only after both a Change in Control (as defined in the 2007 Plan) of the Company occurs and a participant is terminated without cause or experiences a constructive discharge within two years following a Change in Control of the Company, following the effectiveness of the amendment.

The foregoing description of the amendment to the 2007 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 to the Avis Budget Group, Inc. Equity and Incentive Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On June 12, 2009, at the Company’s Annual Meeting, the Company’s stockholders approved the adoption of the Avis Budget Group, Inc. Employee Stock Purchase Plan (the “ESPP”).  The full text of the ESPP is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(99)	Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment No. 2 to the Avis Budget Group, Inc. 2007 Equity and Incentive Plan.
10.2	Avis Budget Group, Inc. Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: June 18, 2009

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated June 18, 2009 (June 12, 2009)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to the Avis Budget Group, Inc. 2007 Equity and Incentive Plan.
10.2	Avis Budget Group, Inc. Employee Stock Purchase Plan.